                                                                     EXHIBIT 3.1

                          SECOND AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                          DIGITAL INSIGHT CORPORATION


     Digital Insight Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the Corporation is Digital Insight Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 18, 1997.

     2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Corporation's Certificate of Incorporation.

     3. The terms and provisions of this Amended and Restated Certificate of Incorporation have been duly approved by written consent of the required number of shares of outstanding stock of the Corporation pursuant to Subsection 228(a) of the General Corporation Law of the State and written notice pursuant to Subsection 228(d) of the General Corporation Law of the State has been given to those stockholders whose written consent has not been obtained.

     4. The text of the Second Amended and Restated Certificate of Incorporation reads in its entirety as follows:

     "FIRST.  The name of the corporation is Digital Insight Corporation.
      -----

     SECOND.  The address of the corporation's registered office in the State of
     ------
Delaware is Corporation Trust Center, 1209 Orange St., Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD.  The purpose of the corporation is to engage in any lawful act or
     -----
activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH.  This corporation is authorized to issue two classes of stock to be
     ------
designated, respectively, "Common Stock" ("Common Stock") and "Preferred Stock" ("Preferred Stock"). The total number of shares which the corporation is authorized to issue is Twenty One Million Ninety Six Thousand Four Hundred and Ninety Six (21,096,496) shares. Sixteen Million Two Hundred and Fifty Thousand (16,250,000) shares shall be Common Stock, each of which shall have a par value of $0.001 per share, and Four Million Eight Hundred Forty Six Thousand Four Hundred and Ninety Six (4,846,496) shares shall be Preferred Stock.

     One Million Six Hundred and Sixty Eight Thousand One Hundred and Sixty Six (1,668,166) shares of the Preferred Stock shall be designated "Series A Preferred Stock" (hereinafter "Series A Preferred"), each of which shall have a par value of $0.001 per share. Two Million Three Hundred Thirty Four Thousand Two Hundred and Ninety Four (2,334,294) shares of the Preferred Stock shall be designated "Series B Preferred Stock" (hereinafter "Series B Preferred"), each of which shall have a par value of $0.001 per share. Eight Hundred Forty Four Thousand and Thirty Six (844,036) shares of the Preferred Stock shall be designated "Series C Preferred Stock" (hereinafter "Series C Preferred"), each of which shall have a par value of $0.001 per share.

     The rights, preferences, restrictions and other matters relating to the stock of this corporation are as follows:

     1.  Dividends.
         ---------

         (a) The holders of the outstanding Series A Preferred, Series B Preferred and Series C Preferred shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, noncumulative dividends at the rate of $0.24, $0.308 and $0.889 per share, respectively (as originally issued and as appropriately adjusted for any stock split, dividend, combination, recapitalization or the like with regard to such shares) per annum, payable in preference and priority to any payment of any dividend on Common Stock of the corporation. No dividends or other distributions shall be made with respect to the Common Stock, other than dividends payable solely in Common Stock, until all declared dividends on the Series A Preferred, Series B Preferred and Series C Preferred have been paid or set apart.

         (b) Notwithstanding paragraph (a) hereof, the corporation may at any time, out of funds legally available therefor, repurchase shares of Common Stock of the corporation issued to or held by employees or consultants of the corporation or its subsidiaries upon termination of their employment or services, pursuant to any agreement providing for such right of repurchase, whether or not dividends on the Series A Preferred, Series B Preferred or Series C Preferred shall have been paid and whether or not such dividends shall have been declared and funds set aside therefor.

     2.  Liquidation Preference.
         ----------------------

         (a) In the event of any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, before any distribution or payment is made to or upon any shares of Common Stock, from the available net assets of the corporation, the holders of Series A Preferred, Series B Preferred and Series C Preferred shall receive, for each share of such stock then held, property or cash in an amount equal to the sum of (i) $2.70 per share of Series A Preferred, $3.47 per share of Series B Preferred and $10.00 per share of Series C Preferred (as originally issued and as appropriately adjusted for any stock split, dividend, combination, recapitalization or the like with regard to such shares) plus (ii) all declared but unpaid dividends thereon, if any, through the date of such payment. If upon any dissolution, liquidation or winding up of the corporation, the assets and funds thus available for distribution among the holders of the Series A Preferred, Series B Preferred and Series C Preferred shall be insufficient to permit the payment to such holders of their full aforesaid preferential amount, then the entire amount of the assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred, Series B Preferred and Series C Preferred in such a manner that the amount to be distributed to each holder of Series A Preferred, Series B Preferred and Series C Preferred shall equal the amount obtained by multiplying the entire assets and funds of the corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the sum of the products obtained by multiplying the number of shares of Series A Preferred, Series B Preferred and Series C Preferred then held by the holder by the respective liquidation preference of each such series of Preferred Stock, and the denominator of which shall be the sum of the products obtained by multiplying the total then outstanding number of shares of Series A Preferred, Series B Preferred and Series C Preferred by the respective liquidation preference of each such series of Preferred Stock.

         (b) Upon any such liquidation, dissolution or winding up, after payment has been made to the holders of the Preferred Stock of the full preferential amount set forth in subsection (a) above, the entire remaining assets and funds of the corporation legally available for distribution, if any, shall be distributed ratably among the holders of Preferred Stock and the holders of Common Stock in a manner such that the amount distributed to each holder of Common Stock and Preferred Stock shall equal the amount obtained by multiplying the entire assets and funds of the corporation legally available for distribution pursuant to this Section 2 by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock then held by the holder and the number of shares of Common Stock issuable upon conversion of the shares of Preferred Stock then held by the holder, and the denominator of which shall be the sum of the total number of shares of Common Stock then outstanding and the total number of shares of Common Stock issuable upon conversion of the total number of shares of Preferred Stock then outstanding.

         (c) For purposes of this Section 2, a merger or consolidation of the corporation with or into any other corporation or corporations (except where a majority of the outstanding equity securities of the surviving corporation immediately after the merger or consolidation is held by persons who were stockholders of this corporation immediately prior to the merger or consolidation), or a sale or other transfer of all or substantially all of the assets of the corporation (or any series of related transactions resulting in the sale or other transfer of all or substantially all of the assets of the corporation), shall be treated as a liquidation, dissolution or winding up.

         (d) Notwithstanding the foregoing, such merger, consolidation or sale of assets shall not be treated as a liquidation, dissolution or winding up with regard to the Series A Preferred, Series B Preferred or Series C Preferred if the per share consideration to be received by a holder of Series A Preferred, Series B Preferred or Series C Preferred pursuant to any of the above-mentioned transactions (without reference to the provisions of Sections 2(a), 2(b) and 2(c) above) is in the form of cash and/or securities, which securities are publicly traded on the New York or American Stock

Exchange or quoted on the Nasdaq National Market, and have a fair market value on a fully distributed basis of at least two times the liquidation preference for such series as set forth Section 2(a) above (as originally issued and as appropriately adjusted for any stock split, dividend, combination, recapitalization or the like with regard to such shares), in which event such merger, consolidation or sale of all or substantially all of the assets, the corporation shall be treated as set forth in Section 2(e) below with regard to the Series A Preferred, Series B Preferred and Series C Preferred.

         (e) In the event of a merger, consolidation or sale of all or substantially all of the assets of the corporation which is not treated as a liquidation, dissolution or winding-up pursuant to Section 2(d) above with respect to the outstanding Series A Preferred, Series B Preferred and Series C Preferred, the consideration to be paid by the acquiring corporation or entity in such transaction shall be distributed among the holders of the Series A Preferred, Series B Preferred, Series C Preferred and Common Stock on a pro rata basis based on the number of Common Stock equivalent shares held by a holder, with the outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred treated as though they had been converted into the appropriate number of shares of Common Stock pursuant to Section 5 hereof as of the date of such distribution.

         (f) Any securities to be delivered to the stockholders pursuant to this Section 2 shall be valued as follows:

             (i) If traded on a securities exchange or the National Market System of the National Association of Securities Dealers, Inc., the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30 trading day period ending three (3) days prior to the closing of the dissolution, liquidation or winding up;

             (ii) If actively traded over the counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30 trading day period ending three (3) days prior to the closing of the dissolution, liquidation or winding up; and

             (iii) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board and the holders of a majority of the then outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred or, if they are unable to agree, by an independent appraiser mutually acceptable to the Board and to such holders.

     3.  Voting Rights.
         --------------

         (a) Vote Other than for Directors. Except as otherwise provided
             -----------------------------
herein or required by law, with regard to any matter submitted to the stockholders for a vote the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Preferred Stock issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the corporation having general voting power and not separately as a class. Holders of Common Stock and Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the corporation.

         (b) Voting for Directors. The number of directors of the corporation
             --------------------
shall be seven (7). So long as at least 398,150 shares of Preferred Stock (as originally issued and as appropriately adjusted for any stock split, dividend, combination, recapitalization or the like with regard to such shares) shall remain outstanding and so long as there shall not have occurred a closing of a firm underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of the corporation's Common Stock, the directors of this corporation shall be elected as follows:

             (i) The holders of shares of Series A Preferred, voting as a separate series, shall be entitled to elect one (1) director (the "Series A Preferred Director"). In the case of any vacancy in the office of a Series A Preferred Director, a successor shall be elected to hold office for the unexpired term of such Series A Preferred Director by the affirmative vote of the holders of a majority, voting as a class, of the shares of Series A Preferred represented at a duly called special or annual meeting of such stockholders or by an action by written consent for that purpose. Except as required by law, any Series A Preferred Director may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the holders of a majority, voting as a class, of the Series A Preferred represented at a duly called special or annual meeting of such stockholders or by an action by written consent for that purpose, and any such vacancy thereby created, shall be filled by the vote of the holders of a majority of the Series A Preferred represented at such meeting or in such consent, voting as a class. For all purposes of this Section 3(b)(i), the holder of each share of Series A Preferred issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred could be converted at the record date for determination of the stockholders entitled to vote on the matters to be voted upon, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

             (ii) The holders of shares of Series B Preferred, voting as a separate series, shall be entitled to elect one (1) director (the "Series B Preferred Director"). In the case of any vacancy in the office of a Series B Preferred Director, a successor shall be elected to hold office for the unexpired term of such Series B Preferred Director by the affirmative vote of the holders of a majority, voting as a class, of the shares of Series B Preferred represented at a duly called special or annual meeting of such stockholders or by an action by written consent for that purpose. Except as required by law, any Series B Preferred Director may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the holders of a majority, voting as a class, of the Series B Preferred represented at a duly called special or annual meeting of such stockholders or by an action by written consent for that purpose, and any such vacancy thereby created, shall be filled by the vote of the holders of a majority of the Series B Preferred represented at such meeting or in such consent, voting as a class. For all purposes of this Section 3(b)(ii), the holder of each share of Series B Preferred issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred could be converted at the record date for determination of the stockholders entitled to vote on the matters to be voted upon, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

               (iii) The holders of shares of Common Stock, voting as a class, shall be entitled to elect two (2) directors (the "Common Directors"). In the case of any vacancy in the office of a Common Director, a successor shall be elected to hold office for the unexpired term of such Common Director by the affirmative vote of the holders of a majority of the shares of Common Stock represented at a duly called special or annual meeting of such stockholders or by an action by written consent for that purpose. Except as required by law, any Common Director may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the holders of a majority of the Common Stock represented at a duly called special or annual meeting of such stockholders or by an action by written consent for that purpose, and any such vacancy thereby created, shall be filled by the vote of the holders of a majority of the Common Stock represented at such meeting or in such consent.

               (iv) The holders of shares of Common Stock and Preferred Stock, voting as a class, shall be entitled to elect three (3) directors (the "Other Directors"). In the case of any vacancy in the office of an Other Director, a successor shall be elected to hold office for the unexpired term of such Other Director by the affirmative vote of the holders of a majority of the votes represented at a duly called special or annual meeting of the holders of Common Stock and Preferred Stock or by an action by written consent for that purpose. Except as required by law, any Other Director may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the holders of a majority of the votes represented at a duly called special or annual meeting of the holders of Common Stock and Preferred Stock or by an action by written consent for that purpose, and any such vacancy thereby created shall be filled by the vote of the holders of a majority of the votes represented at such meeting or in such consent. For all purposes of this
Section 3(b)(iv), the holder of each share of Common Stock issued and outstanding shall have one vote, and the holder of each share of Preferred Stock issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on the matters to be voted upon, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

               (v) A quorum for the holding of a meeting of the Board of Directors shall consist of a majority of the Directors then in office notwithstanding that there may be a vacancy in the Board of Directors and action of the Board of Directors by unanimous written consent shall only require the written consent of the Directors then in office notwithstanding that there may be a vacancy in the Board of Directors. The provisions of this subparagraph (v) shall take precedence over any inconsistent provision of the Bylaws of the corporation.

         (c)  Protective Provisions of the Preferred Stock. In addition to any
              --------------------------------------------
other rights provided by law, (i) so long as any shares of Series A Preferred shall be outstanding, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of the Series A Preferred, amend or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation or Bylaws if such action would (x) alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred, (y) authorize any shares of any class or series of stock (or reclassify any existing class or series of stock) or any securities convertible into stock having any preference or priority as to dividend, redemption, voting or conversion rights, liquidation preferences or otherwise, superior to or on a parity with any such preference or priority to which the Series A Preferred is entitled hereunder, or (z) increase or decrease the number of shares of Series A Preferred authorized hereby; (ii) so long as any shares of Series B Preferred shall be outstanding, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of the Series B Preferred, amend or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation or Bylaws if such action would (x) alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred, (y) authorize any shares of any class or series of stock (or reclassify any existing class or series of stock) or any securities convertible into stock having any preference or priority as to dividend, redemption, voting or conversion rights, liquidation preferences or otherwise, superior to or on a parity with any such preference or priority to which the Series B Preferred is entitled hereunder, or (z) increase or decrease the number of shares of Series B Preferred authorized hereby; and (iii) so long as any shares of Series C Preferred shall be outstanding, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of the Series C Preferred, amend or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation or Bylaws if such action would (x) alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred, (y) authorize any shares of any class or series of stock (or reclassify any existing class or series of stock) or any securities convertible into stock having any preference or priority as to dividend, redemption, voting or conversion rights, liquidation preferences or otherwise, superior to or on a parity with any such preference or priority to which the Series C Preferred is entitled hereunder, or (z) increase or decrease the number of shares of Series C Preferred authorized hereby.

     In addition, so long as any shares of Series A Preferred, Series B Preferred or Series C Preferred shall be outstanding, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of two-thirds of the outstanding shares of the Series A Preferred, Series B Preferred and Series C Preferred, voting together as a single class, change the number of directors on the corporation's Board of Directors; sell, lease, convey, exchange, transfer or otherwise dispose of all or substantially all of the assets of the corporation; merge or consolidate with any other entity; or effect a reclassification or recapitalization of the outstanding capital stock of the corporation.

     4.  Redemption.
         ----------

         (a) Mandatory Redemption of Preferred Stock.  Subject to the terms and
             ---------------------------------------
conditions of this Section 4, to the extent that any outstanding shares of the Preferred Stock have not previously been redeemed or converted into Common Stock, in the event that the corporation shall receive at any time a written request by the holders of at least two-thirds of the then outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred, voting together as one class (the "Election"), for the redemption of all the Preferred Stock under this subsection 4(a), redeem on (i) the later of February 27, 2003 or one hundred and eighty days following the date of the Election and (ii) on the first and second anniversary date thereof, (each a "Redemption Date"), a number of shares of Preferred Stock equal to one-third, one-half and all, respectively, of the remaining outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred that are outstanding on each of those respective dates. Such shares are to be redeemed from any source of funds legally available therefor at the redemption price therefor described in this subsection. The redemption price for each share of Preferred Stock shall be the sum of (i) $2.70 per share of Series A Preferred, $3.47 per share of Series B Preferred or $10.00 per share of Series C Preferred (as originally issued and as appropriately adjusted for any stock split, dividend, combination, recapitalization or the like with regard to such shares) plus (ii) all declared but unpaid dividends thereon, if any, through the respective Redemption Date. If upon any Redemption Date scheduled under this subsection for the redemption of Preferred Stock, the funds and assets of the corporation legally available to redeem such stock shall be insufficient to redeem all shares of Preferred Stock then scheduled to be redeemed, then any such unredeemed shares shall be carried forward and shall be redeemed (together with any other shares of Preferred Stock then scheduled to be redeemed) at the next such scheduled Redemption Date to the full extent of legally available funds of the corporation at such time, and any such unredeemed shares shall continue to be so carried forward until redeemed. Shares of Preferred Stock which are subject to redemption but which have not been redeemed due to insufficient legally available funds and assets of the corporation shall continue to be outstanding and entitled to all dividend, liquidation, conversion and other rights, preferences, privileges and restrictions of the Preferred Stock until such shares have been converted or redeemed. Notwithstanding the foregoing, in the event that the corporation shall give notice to each holder of Preferred Stock at least 30 days prior to any Redemption Date, the corporation may delay for up to one year from such Redemption Date its obligations with regard to up to 50% of the shares of Series A Preferred, Series B Preferred and Series C Preferred to be redeemed by it on such Redemption Date, provided that
                                                                 --------
in such event, the corporation shall pay to the holders of Series A Preferred, Series B Preferred and Series C Preferred, in addition to all other amounts payable pursuant to the foregoing, from any source of funds legally available therefor, interest payments on any amounts deferred hereby at the rate of interest publicly announced from time to time by the Bank of America National Trust and Savings Association in Los Angeles, California, as its reference rate, payable on March 31, June 30, September 30, December 31 and on the date of payment of the amounts deferred hereby. If upon any date scheduled under this subsection for payment pursuant to the foregoing sentence, the funds and assets of the corporation legally available for such payments shall be insufficient to make such payments, then any such unpaid amounts shall be carried forward and shall be paid as soon as practicable.

         (b) Partial Redemption. No redemption shall be made under this
             ------------------
Section 4 of only a part of the then outstanding Preferred Stock unless the corporation shall effect such redemption pro rata among all holders of the then outstanding Series A Preferred, Series B Preferred and Series C Preferred based upon the aggregate redemption price of all shares of Preferred Stock held by each holder thereof on the applicable Redemption Date.

         (c) Redemption Notice. At least twenty (20) but no more than sixty
             -----------------
(60) days prior to any Redemption Date, written notice shall be mailed by the corporation, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day which notice is given) of the Preferred Stock to be redeemed, at the address last shown on the records of the corporation for such holder or given by the holder to the corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the corporation is located, notifying such holder of the redemption to be effected, specifying the subsection hereof under which such redemption is being effected, the Redemption Date, the applicable redemption prices, the number of such holder's shares of Preferred Stock to be redeemed and the place at which payment may be obtained and calling upon such holder to surrender to the corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (the "Redemption Notice").

         (d) Surrender of Certificates. On or before each designated
             -------------------------
Redemption Date, each holder of Preferred Stock to be redeemed shall (unless such holder has previously exercised his right to convert such shares of Preferred Stock into Common Stock as provided in Section 5 below), surrender the certificate(s) representing such shares of Preferred Stock to be redeemed to the corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable redemption price for such shares shall be payable to the order of the person whose name appears on such certificate(s) as the owner thereof, and each surrendered certificate shall be canceled and retired. If less than all of the shares represented by such certificate are redeemed, then the corporation shall promptly issue a new certificate representing the unredeemed shares.

         (e) Effect of Redemption. If the Redemption Notice shall have been
             --------------------
duly given, and if on the Redemption Date the applicable redemption price is either paid or made available for payment through the deposit arrangements specified in subsection (f) below, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, all dividends with respect to such shares shall cease to accrue after the Redemption Date, such shares shall not thereafter be transferred on the corporation's books and all of the rights of the holders of such shares with respect to such shares shall terminate after the

Redemption Date, except only the right of the holders to receive the applicable redemption price without interest upon surrender of their certificate(s) therefor.

         (f) Deposit of Redemption Price.  On or prior to a Redemption Date,
             ---------------------------
the corporation may, at its option, deposit with a bank or trust company having a capital and surplus of at least $100,000,000, as a trust fund, a sum equal to the aggregate applicable redemption price for all shares of Preferred Stock to be redeemed on such Redemption Date but not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the applicable redemption price to the respective holders of all shares of Preferred Stock called for redemption on that Redemption Date upon the surrender of their share certificate duly endorsed for transfer in accordance with the standard practice of such bank or trust company. From and after the date of such deposit, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit, the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares, without interest, upon surrender of their certificates therefor, and the right to convert such shares as provided in
Section 5 below. Any funds so deposited and unclaimed at the end of one (1) year after such Redemption Date shall be released or repaid to the corporation, after which time the holders of shares called for redemption who have not claimed such funds shall be entitled to receive payment of the redemption price only from the corporation.

     5.  Conversion. The holders of stock of this corporation have conversion
         ----------
rights as follows (the "Conversion Rights"):

         (a) Right to Convert. Each share of Series A Preferred, Series B
             ----------------
Preferred and Series C Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the corporation or any transfer agent for the Series A Preferred, Series B Preferred or Series C Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing Two Dollars and Seventy Cents ($2.70) in the case of the Series A Preferred, Three Dollars and Forty Seven Cents ($3.47) in the case of the Series B Preferred or Ten Dollars and No Cents ($10.00) in the case of the Series C Preferred, by the Conversion Price for such series, determined as hereinafter provided, in effect at the time of the conversion. The prices at which shares of Common Stock shall be deliverable upon conversion (the "Conversion Prices" and each a "Conversion Price") shall initially be Two Dollars and Seventy Cents ($2.70) per share of Common Stock in the case of the Series A Preferred, Three Dollars and Forty Seven Cents ($3.47) per share of Common Stock in the case of the Series B Preferred or Ten Dollars and No Cents ($10.00) per share of Common Stock in the case of the Series C Preferred. Such initial Conversion Prices shall be subject to adjustment as hereinafter provided.

         (b) Automatic Conversion of Preferred Stock. Each share of Series A
             ---------------------------------------
Preferred, Series B Preferred and Series C Preferred shall automatically be converted into shares of Common

Stock at the then effective Conversion Prices upon (i) the closing of a firm underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of the corporation's Common Stock at a price per share of Common Stock, prior to underwriter commissions and offering expenses, of not less than $8.68 per share (as originally issued and as appropriately adjusted for any stock split, dividend, combination, recapitalization or the like with regard to such shares) and an aggregate offering price (before deduction of underwriter commissions and offering expenses) of not less than $20,000,000; or, (ii) upon the written election of holders of not less than two-thirds of the then outstanding Series A Preferred, Series B Preferred and Series C Preferred, voting as a single class.

         (c) Mechanics of Conversion. No fractional shares of Common Stock
             -----------------------
shall be issued upon conversion of Series A Preferred, Series B Preferred or Series C Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled (after aggregating all shares of Series A Preferred, Series B Preferred and Series C Preferred held by such holder such that the maximum number of whole shares of Common Stock is issued to such holder upon conversion), the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price of the Series A Preferred, Series B Preferred or Series C Preferred, respectively. Before any holder of Series A Preferred, Series B Preferred or Series C Preferred shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series A Preferred, Series B Preferred or Series C Preferred, and shall give written notice to the corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to paragraph (b) hereof, the outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the corporation or its transfer agent, and provided further that the corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series A Preferred, Series B Preferred or Series C Preferred are either delivered to the corporation or its transfer agent as provided above, or the holder notifies the corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such certificates.

     The corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series A Preferred, Series B Preferred or Series C Preferred, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred, Series B Preferred or Series C Preferred to be converted, or, in the case of automatic conversion, on the date of closing of the offering or the date of written election to convert, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         (d) Adjustments of Conversion Price for Diluting Issues.
             ---------------------------------------------------

             (i)   Adjustments for Dilutive Issuances.
                   ----------------------------------

                   A.  Special Definitions.  For purposes of this Section 5(d),
                       -------------------
the following definitions shall apply:

                       (1) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                       (2) "Original Issue Date" shall mean the date of filing of this Second Amended and Restated Certificate of Incorporation.

                       (3) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities, directly or indirectly convertible into or exchangeable for Common Stock.

                       (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 5(d)(i)(C), deemed to be issued) by the corporation after the Original Issue Date, other than:

                           (aa) shares of Common Stock issued or issuable upon
conversion of the Series A Preferred, Series B Preferred or Series C Preferred into Common Stock;

                           (bb) up to 2,204,155 shares (as appropriately
adjusted for any stock split, dividend, combination, recapitalization or the like with regard to such shares) of Common Stock plus such additional number of shares as the Board of Directors may approve (including the approval of the Series A Preferred Director and the Series B Preferred Director), issued or issuable to directors and employees of, and consultants to, the corporation pursuant to an option plan, purchase plan or other employee or consultant incentive plan, pursuant to stock grants or any other plan or arrangement approved by the Board of Directors; or

                           (cc) shares of Common Stock issued or issuable as a
dividend or distribution on Series A Preferred, Series B Preferred or Series C Preferred or pursuant to any event for which adjustment is made pursuant to subparagraph (d)(ii), (iii) or (iv) hereof.

                         (5) "Issue Price" with respect to any issuance of
Additional Shares of Common Stock shall mean the price per share obtained by dividing the total consideration received by the corporation in respect of such Additional Shares of Common Stock, computed in accordance with Section 5(d)(i)(E) hereof, by the aggregate number of shares of such Additional Shares of Common Stock issued, computed in accordance with Section 5(d)(i)(C) hereof.

                    B.   No Adjustment of Conversion Price.  No adjustment in
                         ---------------------------------
the Conversion Price of a particular share of Series A Preferred, Series B Preferred or Series C Preferred shall be made hereunder in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue for such share of Series A Preferred, Series B Preferred or Series C Preferred, respectively.

                    C.   Deemed Issue of Additional Shares of Common Stock.
                         -------------------------------------------------

                         (1)  Options and Convertible Securities.  Except as
                              ----------------------------------
otherwise provided in Section 5(d)(i)(B), in the event the corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue of Options or Convertible Securities or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(d)(i)(E) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                              (aa) no further adjustment in the Conversion Price
shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                              (bb) upon the expiration of any such Options or
any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                   (I)  in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange, and

                                   (II) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                              (cc) no readjustment pursuant to clause (bb) above
shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                              (dd) in the case of any Options which expire by
their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options.

                    D.   Adjustment of Conversion Price Upon Issuance of
                         -----------------------------------------------
Additional Shares of Common Stock.  In the event the corporation shall after
---------------------------------
the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(d)(i)(C)) without consideration or for a consideration per share less than the Conversion Price of any series of Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event the Conversion Price of such series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price for such series of Preferred Stock by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price of such series of Preferred Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this Section 5(d)(i), all shares of Common Stock issuable upon conversion of outstanding Options, Convertible Securities, Series A Preferred, Series B Preferred and Series C Preferred shall be deemed to be outstanding.

                    E.   Determination of Consideration.  For purposes of this
                         ------------------------------
Section 5(d), the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                         (1)  Cash and Property:  Such consideration shall:
                              -----------------

                              (aa) insofar as it consists of cash, be computed
at the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                              (bb) insofar as it consists of services or
property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                              (cc) in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (aa) and (bb) above, as determined in good faith by the Board of Directors.

                         (2)  Options and Convertible Securities.  The
                              ----------------------------------
consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(d)(i)(C), relating to Options and Convertible Securities, shall be determined by dividing

                              (aa) the total amount, if any, received or
receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise in full of such Options or the conversion or exchange in full of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise in full of such Options for Convertible Securities and the conversion or exchange in full of such Convertible Securities, by

                              (bb) the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise in full of such Options or the conversion or exchange in full of such Convertible Securities.

                              (ii)   Adjustments for Subdivisions, Combinations
                                     ------------------------------------------
or Consolidations of Common Stock.  In the event the outstanding shares of
---------------------------------
Common Stock shall be subdivided (by stock split, stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Prices of the Series A Preferred, the Series B Preferred and the Series C Preferred then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Prices of the Series A Preferred, the Series B Preferred and the Series C Preferred then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased. The corporation shall not subdivide, combine or consolidate any series of Common Stock without effecting a proportional subdivision, combination or consolidation of all other series of Common Stock.

                              (iii)  Adjustments for Other Distributions.  In
                                     -----------------------------------
the event the corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution payable in securities of the corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 5, then and in each such event provision shall be made so that the holders of Series A Preferred, Series B Preferred and Series C Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the corporation which they would have received had their shares of Series A Preferred, Series B Preferred or Series C Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A Preferred, Series B Preferred or Series C Preferred. The corporation shall not distribute securities of the corporation to holders of any series of Common Stock without effecting a proportional and equivalent distribution to the holders of all other series of Common Stock.

                              (iv)   Adjustments for Reclassification, Exchange
                                     ------------------------------------------
and Substitution.  If the Common Stock issuable upon conversion of the Series
----------------
A Preferred, Series B Preferred or Series C Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision, combination or consolidation of shares provided for above), the Conversion Prices of the Series A Preferred, Series B Preferred and Series C Preferred then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred, Series B Preferred and Series C Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of such shares of Series A Preferred, Series B Preferred or Series C Preferred immediately before that change. No series of Common Stock shall be so changed into shares of any other class or classes of stock unless a proportional and equivalent change shall be made with respect to all other series of Common Stock.

          (e) No Impairment.  The corporation will not, by amendment of its
              -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred, Series B Preferred and Series C Preferred against impairment.

          (f) Certificate as to Adjustments.  Upon the occurrence of each
              -----------------------------
adjustment or readjustment of any Conversion Price pursuant to this Section 5, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred, Series B Preferred and Series C Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series A Preferred, Series B Preferred or Series C Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Conversion Prices at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series A Preferred, Series B Preferred or Series C Preferred.

     FIFTH.  The Board of Directors of the corporation is expressly authorized
     -----
to make, alter or repeal Bylaws of the corporation, but the stockholders may make additional Bylaws and may alter or repeal any Bylaw whether adopted by them or otherwise.

     SIXTH.  Elections of directors need not be by written ballot except and to
     -----
the extent provided in the Bylaws of the corporation.

     SEVENTH.
     -------

     1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo
                                                                        ----
contendere or its equivalent, shall not, of itself, create a presumption that
----------
the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and expect that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court Chancery of the State of Delaware or such other court shall deem proper.

     3. To the extent that any person referred to in Paragraphs (1) and (2) of this Article SEVENTH has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     4. Any indemnification under paragraphs (1) and (2) of this Article SEVENTH (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such paragraphs (1) and (2) of this Article SEVENTH. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     5. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article SEVENTH. Such expenses (including attorneys' fees) incurred by other employees and agents of the corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     6. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Paragraphs of this Article SEVENTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     7. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article SEVENTH.

     8. For purposes of this Article SEVENTH, references to "the corporation" include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, trustee, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article SEVENTH with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     9. For purposes of this Article SEVENTH, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, trustee, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, trustee, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article SEVENTH.

     10. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article SEVENTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     EIGHTH.  A director of the corporation shall not be liable to the
     ------
corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the general Corporation Law of the State of Delaware as in effect when such breach occurred. No amendment or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     NINTH.  The corporation reserves the right, subject to Section 3(c) of
     -----
Article FOURTH, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

                 [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, this Certificate has been signed this 25th day of May, 1999.

                                   DIGITAL INSIGHT CORPORATION



                                   /s/ John Dorman
                                   ---------------------------------------
                                   John Dorman, Chief Executive Officer

ATTEST:



/s/ Kevin McDonnell
---------------------------------
Kevin McDonnell,  Secretary